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EXHIBIT 32.01

Certification of Chief Executive Officer
Furnished Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Versant Corporation (the "Company") on Form 10-K for the year ended October 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jochen Witte, as Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        1.     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jochen Witte Jochen Witte President and Chief Executive Officer January 31, 2011

        A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 32.01